                                                                  Exhibit 23(c)

                                 ACCOUNTANTS' CONSENT

    We have issued our report dated October 24, 1997, accompanying the consolidated financial statements of Enterprise Federal Bancorp, Inc. which are included within the Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We hereby consent to the incorporation by reference of said report in Enterprise Federal Bancorp, Inc.'s Amendment No. One to Form S-4 to be filed with the Securities and Exchange Commission on or about December 18, 1997.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
December 17, 1997